As Filed with the Securities and Exchange Commission on March 16, 2011

Registration Statement No. 333-95247

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

enherent Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3914972 (IRS Employer Identification No.)

100 Wood Avenue South

Suite 116

Iselin, NJ 08830

(732) 321-1004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

enherent Corp. 401(k) Plan

(Full Title of the Plan)

Pamela Fredette

Chairman, President and Chief Executive Officer

enherent Corp.

100 Wood Avenue South

Suite 116

Iselin, NJ 08830

(732) 321-1004

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Troy Calkins Drinker Biddle & Reath LLP 191 North Wacker Drive, Suite 3700 Chicago, Illinois 60606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer

☐

Accelerated filer

☐

Non-accelerated filer

☐ (Do not check if a smaller reporting company)

Smaller reporting company

☒

DEREGISTRATION OF COMMON STOCK

On January 24, 2000, enherent Corp. (formerly PRT Group Inc.) (the “Company”) filed a registration statement (the “Registration Statement”) on Form S-8  (file no. 333-95247) to register a total of 1,000,000 shares of the common stock of the Company, $0.001 per share (the “Shares”), pursuant to the Company’s 401(k) Plan (the “Plan”). The Company now desires to deregister all of the Shares not yet issued in connection with the Plan.

The Company intends to suspend all reporting obligations with the SEC under the Securities Exchange Act of 1934, as amended.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all Shares that are registered but unsold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on March 16, 2011.

enherent Corp.

(Registrant)

By:

/s/  Pamela Fredette

Pamela Fredette

Chairman, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on March 16, 2011.

enherent Corp. 401(k) Plan

By:

/s/  Lori Stanley

Lori Stanley

Plan Administrator